IN THE UNITED STATES DISTRICT COURT
             FOR THE NORTHERN DISTRICT OF ALABAMA
                       SOUTHERN DIVISION



BIG B, INC.,                                )
                                            )
               Plaintiff,                   )
                                            )
vs.                                         )      CIVIL ACTION NUMBER
                                            )
RDS ACQUISITION, INC.,                      )             96-C-2446-S
                                            )
               Defendant.                   )



                      ORDER OF DISMISSAL

          For the failure of plaintiff to pursue this action, it is hereby DISMISSED, without prejudice.

          Each party shall bear its own costs.

          DONE this 18th day of October, 1996.

                                     /s/ U.W. Clemon
                                     -----------------------------
                                     UNITED STATES DISTRICT JUDGE
                                               U. W. CLEMON